Exhibit 99.1

MAXAR TECHNOLOGIES ANNOUNCES CEO TRANSITION

Daniel Jablonsky, President of DigitalGlobe, named as CEO

Westminster, Colo., January 14, 2019 — Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a global technology innovator powering the new space economy, today announced the appointment of Daniel Jablonsky as President and Chief Executive Officer of Maxar, effective immediately. Mr. Jablonsky, who most recently served as President of DigitalGlobe, a Maxar Technologies company, will also join the Maxar Board of Directors. He succeeds Howard Lance, who has resigned from his roles as President and Chief Executive Officer and as a Director of Maxar.

General Howell M. Estes III, Chairman of the Maxar Board, said, “Dan has been a key member of the management team since his arrival to DigitalGlobe in 2012 and has taken on increased responsibilities following the closing of the Company’s merger. Dan’s experience as President of DigitalGlobe, after previously serving as both General Counsel and General Manager of the U.S. and International Defense and Intelligence businesses, and participation in Maxar’s executive leadership, provides him with a deep understanding of Maxar’s businesses, operations and strategy. He has worked closely with many of our largest customers, including the U.S. Government, and has a unique appreciation for the value of our mission-critical services as a former Surface Warfare Officer and Nuclear Engineer in the U.S. Navy. Dan is the right leader for Maxar and now is the right time for this transition as we work to unlock the value of our operations for all stakeholders and maximize returns for our shareholders.”

Mr. Jablonsky said, “I am honored that the Board has appointed me to lead Maxar at this important time. Our top priority is to serve our government and commercial partners and strengthen our operational and financial performance, including delivering sustainable revenue and cash flows, determining a definitive resolution for the GEO communications satellite line of business, and clarifying longer-term growth prospects, required investments and the optimal capital structure. Maxar has a strong foundation and delivers compelling solutions to serve as a mission-critical partner to our customers. Along with our management team and dedicated team members, I am committed to the future of Maxar and meeting the needs and expectations of all of our stakeholders. We are already working on action plans and will address these plans in the near future.”

General Estes continued, “On behalf of the Board, I want to thank Howard for his service over the last three years. One of Howard’s most important accomplishments was the U.S. Domestication and development of a strong and highly-experienced management team, and the Board is confident that this team, under Dan’s leadership, will continue serving customers and enhance value for shareholders.”

About Daniel Jablonsky

Daniel Jablonsky has served as President of DigitalGlobe, the global leader in commercial high-resolution satellite imagery, since October 2017 when it was acquired by Maxar Technologies. Under his leadership, DigitalGlobe’s IDI and Commercial business increased revenue by more than 10% in 2018.  Mr. Jablonsky previously served as General Manager of the U.S. and International Defense and Intelligence businesses at DigitalGlobe, while also serving as Senior Vice President and General Counsel.  Since 2015, Mr. Jablonsky has also served on the Board of Vricon, DigitalGlobe’s joint venture with SAAB, which creates innovative 3D solutions. Prior to joining DigitalGlobe in 2012, Mr. Jablonsky was a partner at Brownstein, Hyatt, Farber, Schreck, and before that, served as Corporate Counsel at Flextronics International LTD, a global multibillion-dollar technology supply chain company. He also worked as an attorney in the Division of Enforcement at the SEC and at the law firm of O’Melveny and Myers. Mr. Jablonsky holds a Bachelor of Science in Mechanical Engineering from the U.S. Naval Academy and a Juris Doctor from the University of Washington School of Law. Mr. Jablonsky began his professional career as a Surface Warfare Officer and Nuclear Engineer in the U.S. Navy.

About Maxar Technologies

As a global leader of advanced space technology solutions, Maxar Technologies is at the nexus of the new space economy, developing and sustaining the infrastructure and delivering the information, services, systems that unlock the promise of space for commercial and government markets. As a trusted partner, Maxar Technologies provides vertically integrated capabilities and expertise including satellites, Earth imagery, robotics, geospatial data and analytics to help customers anticipate and address their most complex mission-critical challenges with confidence. With more than 6,500 employees in over 30 global locations, the Maxar Technologies portfolio of commercial space brands includes MDA, SSL, DigitalGlobe and Radiant Solutions. Every day, billions of people rely on Maxar to communicate, share information and data, and deliver insights that Build a Better World. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit http://www.maxar.com.

Forward-Looking Statements

Certain statements and other information included in this release constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company’s continuous disclosure materials filed from time to time with Canadian and U.S. securities regulatory authorities, which are available online under the Company’s EDGAR profile at

www.sec.gov, under the Company’s SEDAR profile at www.sedar.com or on the Company’s website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com